Ex 23.1

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement
(Form S-8) of SeaView Technology, Inc. (SeaView) of our report dated August 14,
2001, with respect to the financial statements of SeaView incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2000, and the related financial statement schedule included therein, filed with the
Securities and Exchange Commission.

By:/s/ Carol McAtee, CPA

Carol McAtee, CPA